UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2009

BETAWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2009, in connection with the previously-announced termination of employment of Matt Freeman as Chief Executive Officer of Betawave Corporation (the “Company”), the Company entered into a Separation Agreement and Mutual Release (the “Separation Agreement”) with Mr. Freeman. Under the terms of the Separation Agreement, Mr. Freeman will receive a severance payment (in the form of a salary continuation) equal to one year’s base salary, which is subject to reduction to six months’ base salary if Mr. Freeman finds subsequent employment prior to the expiration of the twelve month period. Mr. Freeman will also receive a one-time payment of $75,000 payable prior to December 31, 2010. In addition, the stock options previously granted to Mr. Freeman will continue to vest through November 30, 2010.  These options, to the extent unexercised, will expire on November 30, 2011. The Separation Agreement contains a mutual release of claims and a provision regarding non-disparagement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit	Description
10.1	Separation Agreement and Mutual Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2009	BETAWAVE CORPORATION By: /s/ Tabreez Verjee Name: Tabreez Verjee Title: President & Interim CEO

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement and Mutual Release